UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

EXP WORLD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 333-168025

Delaware	98-0681092
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1321 King Street, Suite 1
Bellingham, WA 98229
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (360) 685-4206

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 3.02 of this Current Report on Form 8-K relating to the Subscription Agreement (as defined therein) is incorporated by reference into this Item 1.01. A copy of the Subscription Agreement is filed herewith as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

On December 30, 2016, eXp World Holdings, Inc., a Delaware corporation (the “Company”) entered into a common stock subscription agreement (the “Subscription Agreement”) with certain accredited investors (collectively, the “Investors”) relating to the issuance and sale of the Company’s common stock in a private placement.

On December 30, 2016, the Company closed the private placement and sold a total of 233,846 shares of restricted common stock (the “Shares”) to the Investors at $3.25 per share, for aggregate consideration of $760,000 and total financial advisor fees of $63,308.

The Shares were issued in reliance upon the exemptions from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder. The Investors in the private placement are “accredited investors” as that term is defined in Rule 501 of Regulation D and acquired the Shares for investment only and not with a present view toward, or for resale in connection with, the public sale or distribution thereof.

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

eXp World Holdings, Inc. (the “Company”) announced the appointment of Laurie A. Hawkes as an independent member of the Company’s Board of Directors, effective as of January 2, 2017. The Board increased its size from six to seven members and appointed Ms. Hawkes to fill the vacancy, pursuant to the Company’s Bylaws. Following on the addition of independent directors Rick Miller and Randall Miles in July 2016, independent directors now comprise a majority of the Company’s Board.

Laurie A. Hawkes— Independent Director

Ms. Hawkes was appointed as an independent Board member effective January 2, 2017. Ms. Hawkes has held leadership positions as an investment banker, private real estate equity investor and successful entrepreneur. Beginning in 2008, she co-founded American Residential Properties, LLC, ARP Phoenix Fund I, and American Residential Management, Inc., to invest in and manage single-family rental housing. Subsequently, in 2012, Ms. Hawkes co-founded American Residential Properties, Inc., a REIT, and led the financing and operations from a start-up entity to a $2 billion enterprise.  Ms. Hawkes currently serves as President, Chief Operating Officer and a member of the Board of Directors of American Residential Properties, Inc. Ms. Hawkes co-led the initial public offering of American Residential Properties, Inc., which listed on the New York Stock Exchange in May 2013 and subsequently was merged with American Homes 4 Rent (NYSE: “AMH”) in March 2016.

From 1995 to 2007, Ms. Hawkes worked at U.S. Realty Advisors, a $3 billion real estate private equity firm, becoming a Partner in 1997 and serving as President of the firm and Head of Acquisitions from 2003 to 2007. In the fifteen years prior to joining U.S. Realty Advisors, Ms. Hawkes was a Wall Street investment banker specializing in real estate and mortgage finance. From 1993 to 1995, Ms. Hawkes was a Managing Director in the Real Estate Investment Banking Division at CS First Boston Corp., and, from 1979 to 1993, was a Director in the Real Estate Investment and Mortgage Banking Departments at Salomon Brothers Inc. Throughout her career, Ms. Hawkes has structured and negotiated more than $20 billion in corporate finance and real estate transactions including common stock offerings, convertible exchange notes, corporate secured and unsecured credit facilities, and real estate acquisitions. She has securitized debt transactions for all property types by utilizing numerous sources of financing, including private equity, capital markets, financial institutions and direct institutional investors.

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Ms. Hawkes has had public, private and nonprofit board experience, including American Residential Properties, Inc., and the Board of Trustees for Bowdoin College where she served on the governing boards for 22 years. She presently serves on the boards of Broadstone Net Lease and Broadtree Residential, both privately owned REITs. In addition, she has been active for many years in leadership roles with Opportunity International, an international non-profit organization which focuses in large part on micro-finance for women. Ms. Hawkes is a former principal of the NASD, former member of the Urban Land Institute, and most recently, was the recipient of Housingwire’s Women of Influence for Top Women Business Leaders in 2014 and 2015 honoring her work in the housing sector.  Ms. Hawkes is an accomplished public speaker for real estate and housing related conferences.  She received a Bachelor of Arts from Bowdoin College and a Masters in Business Administration from Cornell University.

Ms. Hawkes is amply is qualified to serve as a director due to her extensive experience as an investment banker focusing on the real estate and mortgage industries, and her experience as an executive at a private equity firm focusing on real estate investment acquisition and financing. Ms. Hawkes does not have any current or prior relationship with the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Ms. Hawkes’ appointment as an independent director, the Company has agreed to compensate her as follows:

•	Cash of $75,000 per year;

•	The award of stock options to purchase One Million (1,000,000) shares of the Corporation’s restricted common stock (the “Shares”) at an exercise price equal to fair market value on the grant date, with the Shares vesting over a three year period in equal monthly installments; and

•	Reimbursement of expenses reasonably incurred in the performance of duties as a Board member.

On January 5, 2017, the Company issued a press release announcing the appointment of Ms. Hawkes to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Separately, Mr. Peter Nobel resigned as Chief Operating Officer of eXp World Holdings, Inc. effective January 1, 2017. The Board of Directors accepted Mr. Nobel’s resignation as Chief Operating Officer of the Company and thanked him for his dedicated service in that capacity. Mr. Nobel transitioned to the role of Vice President of Engineering, effective as of January 1, 2017.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Common Stock Subscription Agreement
99.1	Press release dated January 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2017

EXP WORLD HOLDINGS, INC.

By:	/s/ Alan Goldman
Alan Goldman Chief Financial Officer

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